UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of ICF International, Inc. (the “Company”) adopted a nonqualified deferred compensation plan (the “Plan”) for a select group of key management and highly compensated employees who have been designated to be eligible to participate in the Plan by the Board of Directors or Compensation Committee. The Plan became effective on May 1, 2008 and allows participants to defer up to 80% of base salary and/or up to 100% of bonus and commissions. All amounts deferred are 100% vested. In addition, the Company may credit a participant’s plan account with Company contributions required under an employment agreement or any other agreement and/or with discretionary Company contributions on such date or dates determined by the Compensation Committee. The above summary is qualified in its entirety by reference to the full text of the Plan, as filed on May 12, 2008 with the Securities and Exchange Commission as Exhibit 10.3 to our quarterly report on Form 10-Q.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 15, 2009, the Board of Directors of the Company adopted an amendment to the Company’s bylaws to correct a typographical error in Section 1.4(a)(ii). Previously, the section provided that, in certain situations, if the first public announcement of the Company’s annual meeting is less than 100 days prior to such annual meeting, notice by the stockholder for director nominations or other business to be timely must be delivered to the Company’s Secretary not earlier than the close of business on the tenth day following the public announcement. The term “earlier” has been corrected to “later.” This summary is qualified in its entirety by the full text of our bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On April 22, 2009, the Company announced it will release its first quarter earnings release on May 5, 2009, after the close of market. The Company will conduct a conference call and webcast at 8:30 a.m. Eastern Time on May 6, 2009, to discuss the results for the quarter ended March 31, 2009. Instructions on how to access the webcast are contained in the press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Bylaws of ICF International, Inc.

99.1	Press Release dated April 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.
Date: April 22, 2009
	By:	/s/ Alan Stewart
Alan Stewart
Corporate Secretary